05/01/2010 - 10/31/2010


           SECURITY    TRADE                  EXECUTING  PURCHASE PAR
NAME       DESC        DATE     UNDERWRITER   BROKER      PRICE


Income Opps   Chemtura   8/13/10  Wells Fargo    CITI  99.269  500,000


Income Opps  MetroPCS    9/7/10	Wells Fargo  JPMorgan   99.27    675,000


Income Opps  Energy Transfer 9/15/10 Wells Fargo  CSFB 100.000  2,500,000


Income Opps   HealthSouth  9/28/10   Wells Fargo  Citi	 100.000   750,000


Income Opps   HealthSouth   9/28/10  Wells Fargo Citi 100.000  750,000


Income Opps   Regency  10/13/10 Wells Fargo  B of A  100.000   475,000

Income Opps   Sabra    10/22/10  Wells Fargo	B of A	100.000 250,000